UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2008

Date of Report (Date of earliest event reported)

TARPON INDUSTRIES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	001-32428	30-0030900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2420 Wills Street

Marysville, Michigan 48040

(Address of principal executive offices) (Zip Code)

(810) 364-7421

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 24, 2008, the Registrant filed a Form 10-Q/A report because the previously filed Form 10-Q report, for the nine months ended September 30, 2007, was not reviewed by the Company’s registered independent public accountants prior to filing as required by Rule 10-01(d) of Regulation S-X. Generally, the Form 10-Q/A report did not modify or update disclosures presented in the Form 10-Q report. The Form 10-Q/A report reflected comments made by the Company’s independent public accountants and included a charge to 2007 third quarter earnings for amortization of deferred financing costs in the amount of $592,000, which had no impact on cash flow from operations.

The Registrant received a comment from the staff of the Securities and Exchange Commission on the Form 10-Q/A, by letter dated April 1, 2008, prior to the Registrant’s chapter 11 bankruptcy filing. The attached letter is being filed at the staff’s request in order to comply with the staff’s outstanding comment.

Exhibit No.	Description
99.1	Letter to Securities and Exchange Commission dated June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARPON INDUSTRIES, INC.

Date:	June 18, 2008

	By:	/s/ James W. Bradshaw
James W. Bradshaw,
Chief Executive Officer